   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JANUARY 12, 1998

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                                 UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                            ----------------------

                                   FORM 8-A

               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                   PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

     GLACIER WATER SERVICES, INC.                          GLACIER WATER TRUST I
(Exact Name of Registrant as Specified in Charter)     (Exact Name of Registrant as Specified in Charter)

             DELAWARE                                    DELAWARE
     (State of Incorporation                     (State of Incorporation
        or Organization)                            or Organization)

              33-0493559                                 33-0779340
           (I.R.S. Employer                           (I.R.S. Employer
         Identification Number)                      Identification Number)

           2261 Cosmos Court                           2261 Cosmos Court
           Carlsbad, CA 92009                          Carlsbad, CA 92009

If this Form relates to the registration of a class of securities pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box [X]

If this Form relates to the registration of a class of securities pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box [_]

Securities Act Registration Statement File Number to which this Form relates:
333-40335
        (If applicable)


Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class of                      Name of each exchange on which each
securities to be registered                 class is to be so registered
---------------------------                 ----------------------------

___% Cumulative Trust Preferred             American Stock Exchange
     Securities

Securities to be registered pursuant to Section 12(g) of the Act:  None

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              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 1.   Description of Registrants' Securities to be Registered.

     For the full description of Glacier Water Trust I's Cumulative Trust Preferred Securities (the "Preferred Securities"), reference is made to the information contained under the captions "Description of the Trust Preferred Securities," "Description of the Junior Subordinated Debentures," "Description of the Guarantee" and "Relationship among the Trust Preferred Securities, the Junior Subordinated Debentures and the Guarantee" in the Prospectus that forms part of the Registrants' Registration Statement on Form S-2, Registration No. 333-40335 (as amended, the "Registration Statement"), filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the "Securities Act"). The information contained in the Registration Statement and the Prospectus describing the Trust Preferred Securities will be filed pursuant to Rule 430A or pursuant to an amendment to the Registration Statement under the Securities Act and shall be incorporated by reference into this Registration Statement on Form 8-A.

Item 2.   Exhibits.

     2.1 Certificate of Trust of Glacier Water Trust I dated November 13, 1997 (incorporated by reference to Exhibit 4.3 of the Registration Statement).

     2.2 Trust Agreement of Glacier Water Trust I dated as of November 13, 1997 (incorporated by reference to Exhibit 4.4 to Amendment No. 1 to the Registration Statement).

     2.2.1 Form of Amended and Restated Trust Agreement of Glacier Water Trust I (incorporated by reference to Exhibit 4.4.1 of Amendment No. 1 to the Registration Statement).

     2.3 Form of Trust Preferred Certificate of Glacier Water Trust I (incorporated by reference to Exhibit 4.5 of Amendment No. 1 to the Registration Statement).

     2.4       Form of Guarantee Agreement (incorporated by reference to Exhibit
               4.7 to Amendment No. 1 to the Registration Statement).

     2.5 Form of Subordinated Indenture between Glacier Water Services, Inc. and Wilmington Trust Company, as Indenture Trustee (incorporated by reference to Exhibit 4.1 to Amendment No. 1 to the Registration Statement).

     2.6 Form of Junior Subordinated Deferrable Interest Debenture of Glacier Water Services, Inc. (incorporated by reference to
               Exhibit 4.9 to Amendment No. 1 to the Registration Statement).

                                      -2-
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                                   SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrants have duly caused this Registration Statement to be signed on their behalf by the undersigned, thereto duly authorized.

Dated:  January 12, 1998


GLACIER WATER SERVICES, INC.           GLACIER WATER TRUST I



By:   /s/ Jerry A. Gordon              By:   /s/ Jerry A. Gordon
      ----------------------------           -----------------------------------
      Jerry A. Gordon, President             Jerry A. Gordon, Administrative
      and Chief Operating Officer            Trustee




                                       By:   /s/ Brenda K. Foster
                                             -----------------------------------
                                             Brenda K. Foster, Administrative
                                             Trustee

                                      -3-